Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Biophan Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-130920) and the Registration Statements on Form S-8 (Nos. 333-119080, 333-109160 and 333-108058) of Biophan Technologies, Inc.
of our reports dated March 10, 2006 on the financial statements of aMRIs GmbH and MR:Comp GmbH, as of and for the period ended February 23, 2005, which appear in this Current Report on Form 8-K/A.


                                       /s/ DHPG DR. HARZEM & PARTNER KG
                                       Dusseldorf, Germany
                                       March 14, 2006